UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 15, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”) and certain affiliates of Wheelock Real Estate Fund, L.P. (collectively, the “Sellers”) agreed to terminate the Agreement for Sale and Purchase, dated as of June 2, 2015 (as amended thereafter, the “Agreement”), among the Company and the Sellers pursuant to which the Company had the right to acquire a fee simple interest in five Marriott-branded hotels containing an aggregate of 565 guestrooms (collectively, the “Wheelock Portfolio”) for a $92.9 million aggregate cash purchase price at a closing that had been scheduled to occur on December 15, 2015. As a result of this termination, the Company forfeited the $10.0 million non-refundable earnest money deposit made under the Agreement with respect to the Wheelock Portfolio, and the parties were released from all further obligations under the Agreement, except those which expressly survive the termination of the Agreement pursuant to its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: December 21, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President